Exhibit 10.90

CONTENT AGREEMENT

This Content Agreement, dated as of May 11, 2006 (the “Agreement Date”), is by and between Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware, USA (“Worldspan”), and Northwest Airlines, Inc., a corporation organized and existing under the laws of Minnesota (“Northwest”).

RECITALS

WHEREAS, Worldspan and Northwest are parties to a Participating Carrier Agreement effective as of February 1, 1991, (as otherwise amended, supplemented, or replaced from time to time, the “PCA”) pursuant to which Worldspan distributes Northwest’s products and services to travel agencies and other organizations that subscribe with Worldspan for that service (the “Worldspan Agency Base”); and

WHEREAS, as a result of widespread and systemic changes in the airline industry and corresponding technological developments, Northwest feels that it is imperative for it to reduce its distribution costs and has endeavored to do so prior to the Agreement Date by entering into agreements with alternative distributors and supporting new distribution channels that provide lower distribution fees than those historically paid by Northwest to Worldspan; and

WHEREAS, Northwest and Worldspan desire to, among other things, (i) clarify distribution relationships and create a focus on a long-term distribution arrangement that is intended to increase Northwest’s sales through Worldspan and the Worldspan Agency Base; (ii) reduce Northwest’s distribution costs through Worldspan and incent Northwest to continue to rely upon, and increase its reliance upon, Worldspan and the Worldspan Agency Base for distribution; (iii) provide the Worldspan Agency Base with the ability to obtain comprehensive content regarding Northwest’s products and services; and (iv) allow Worldspan to offer for the first time optional distribution products that provide the Worldspan Agency Base with enhanced access to merchandising capabilities, product functionality, consumer rewards, and agency compensation opportunities in order to consistently serve the traveling public; and

WHEREAS, in order to accommodate Worldspan’s need to be able to offer optional products providing enhanced content and functionality to its subscribers and Northwest’s need to be able to reduce its distribution costs, the Parties desire to make available new optional distribution products that Worldspan can offer to its subscribers;

NOW, THEREFORE, in consideration of their respective undertakings hereunder and intending to be legally bound, Worldspan and Northwest hereby agree as follows:

ARTICLE 1

TERM AND DEFINITIONS

1.1           Term.  The term of this Agreement (the “Term”) will commence on August 1, 2006 (the “Effective Date”) and will continue until (i) the fifth anniversary of the Effective Date or such later date to which the Term may be extended by mutual agreement of the Parties, or (ii) any earlier date upon which this Agreement may be terminated in accordance with the provisions hereof.

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1.2           Definitions.  For purposes of this Agreement, each of the terms listed in Appendix A will have the meaning set forth therein.  Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings specified there.  To the extent that the definitions in this Agreement are inconsistent with the definitions in the PCA, the definitions in this Agreement will prevail for purposes of this Agreement.

ARTICLE 2

NORTHWEST CONTENT

2.1           Northwest Content Availability in the Territory.  During the Term, and subject to the provisions of this Agreement, Northwest will provide to Worldspan for distribution to applicable Worldspan Agencies in the Territory, at no additional charge to Worldspan, timely and complete access to, and the ability to generate Bookings from, each of the following types of Northwest Content:

(a)           “General Content”, which consists of such Northwest Content as Northwest designates for distribution to the Worldspan Agencies then participating in the General Access Product.

(b)           “Full Content”, which consists of all information and inventory relating to the Northwest Group’s Publicly Available Fares, including schedules, fare rules, and availability, that is used or is useful to make reservations or purchase air travel on Northwest Flights (but is not required to include any of the same pertaining to the Northwest Group’s [**], Promotional Fares, Opaque Fares, or [**]).

(c)           “Super Content”, which consists of Full Content plus the following:

(1)           Northwest Content.  Northwest will provide additional Northwest Content, including all of the Northwest Group’s Private Fares, Promotional Fares, and Opaque Fares, [**].  Northwest will provide those fares and associated inventory, together with any associated distribution restrictions, to Worldspan, and Worldspan will make the fares available only in accordance with the applicable restrictions.

(2)           Merchandising Products and Services and Functionality Parity.  Northwest agrees to provide to Worldspan Agencies, via the Worldspan GDS and in connection with Bookings made through the Worldspan GDS (and/or tickets sold or issued by Worldspan Agencies in connection therewith), the same levels, types and amounts of products, services, cross-sell and up-sell opportunities, functionality, and enhancements, in whatever form and however calculated (“Products and Services”) that are made available by [**].  In accordance with and subject to the provisions of Section 5.2, Northwest will make available to Worldspan and Worldspan Agencies, for distribution in connection with Bookings made through the Worldspan GDS (and/or tickets sold or issued by Worldspan Agencies in connection therewith) [**]

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[**].

(3)           [**].  [**].

(4)           [**].  [**]

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[**].

The Parties will meet on an ongoing basis to review the composition of Super Content and agree upon enhancements thereto that will make Super Content more attractive to the Worldspan Agency Base.  Super Content will be provided to Worldspan only in accordance with the provisions of Section 3.4.

Northwest agrees that it has and will maintain sufficient authorization and approvals to provide such information, access, and inventory on behalf of the Northwest Group.  Notwithstanding this Section 2.1, Northwest shall have no responsibility or liability to Worldspan hereunder due to any inability of any Worldspan Agency to view or book any fares included within General Content, Full Content or Super Content due to limitations inherent in the technology or processes of Worldspan or a Worldspan Agency so long as such fares are provided to Worldspan with no less timeliness or completeness than that which is required to implement such fares in the Internal Distribution Channels.  Northwest will make its fares and all other applicable information available to Worldspan through the automated filing services provided by Airline Tariff Publishing Company (ATPCO), Worldspan’s internal Private Fare product (which is an Internet-based system used to input Private Fares and associated rules directly into the Worldspan GDS), or other standard industry procedures that do not impose significant additional operating or other costs upon Worldspan.

2.2           [**].  During the Term, if and for so long as [**], and (ii) Northwest will make such Northwest Content available to Worldspan and the Worldspan Agencies outside of the Territory in that Region at levels and amounts, and on terms and conditions, [**].  In addition, Northwest will provide distribution parity for such Northwest Content in accordance with the provisions of Section 2.3.  Northwest acknowledges and agrees that, based upon the information available to it as of the Agreement Date, the [**].

2.3           Distribution Parity.  In general and except as otherwise specified in this Agreement, in connection with the distribution of Northwest Content, Northwest will [**]

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[**].  With respect to each particular type of Northwest Content, the Parties agree as follows:

(a)           Northwest will make General Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, [**].

(b)           Northwest will make Full Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, [**].

(c)           Northwest will make Super Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions [**].

2.4           Compliance.  Each Party may from time to time, at its discretion and expense, engage an independent third-party auditor to verify the other Party’s compliance with this Agreement.  The audited Party agrees to make relevant information available to the auditor, subject to the auditor agreeing to reasonable confidentiality restrictions and provided that the audit does not unreasonably interfere with the conduct of the audited Party’s business.  If the auditor reasonably concludes that the audited Party has failed to comply with its obligations set forth in this Agreement, then the audited Party will, within sixty days thereafter, either accept or reject the auditor’s conclusion.  If such conclusion is (i) accepted by the audited Party or (ii) rejected by the audited Party but validated pursuant to the dispute resolution process set forth in Section 6.7, then, in either such event, the audited Party will immediately correct the applicable failure to comply with its obligations and, in addition to any other remedies available to the other Party at law or equity, the audited Party will reimburse the other Party for the costs of the audit.

ARTICLE 3

WORLDSPAN DISTRIBUTION PRODUCTS

3.1           General Access Product.  Worldspan will continue to offer to the Worldspan Agencies in the Territory a generally available distribution product (the “General Access Product”) that includes the following attributes:

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(a)           The Worldspan Agency receives General Content.

(b)           [**].

The terms and conditions relating to the General Access Product will continue to be as provided in the subscriber agreement between the Worldspan Agency and Worldspan, including any other agreement that may modify or supplement that subscriber agreement.

3.2           Optional New Distribution Products.  In addition to the General Access Product, Worldspan will offer to the Worldspan Agencies in the Territory two new optional Worldspan Distribution Products, in accordance with and subject to the provisions of Sections 3.3 and 3.4, respectively.  Northwest will provide to Worldspan, for distribution to the Worldspan Agencies participating in either of these new optional Worldspan Distribution Products, the applicable type of Northwest Content, as specified in Sections 3.3 and 3.4, respectively, [**].

3.3           Subscription Access Product.  Commencing as soon after the Effective Date as Worldspan determines it to be feasible, [**], Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product (the “Subscription Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Full Content.

(b)           [**].

3.4           Super Access Product.  Commencing as soon after the Effective Date as Worldspan determines it to be feasible, [**], Worldspan will make available to Worldspan Agencies in the Territory that agree not to receive Inducements from Worldspan with respect thereto, a new optional distribution product (the “Super Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Super Content.

(b)           The Super Access Product [**].

If any [**], then [**].  [**].  Northwest acknowledges and agrees that to the extent and for so long as a Worldspan Agency generates [**].

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3.5           Administrative Matters.  Worldspan will promptly give Northwest written notice of any Worldspan Agency that elects to participate in the Subscription Access Product or the Super Access Product and of any such Worldspan Agency that ceases to participate in that Worldspan Distribution Product.  [**].

3.6           Implementation Plan.  Within thirty days after the Agreement Date, appropriate representatives of the Parties will begin meeting to establish procedures for implementing the arrangements contemplated by this Agreement.

ARTICLE 4

FEE ARRANGEMENTS

4.1           Pricing in the Territory.  The Parties agree that the Booking Fees for Bookings generated in the Territory by Worldspan Agencies during the Term will be as follows:

(a)           The Booking Fees for such Bookings generated by a Worldspan Agency then participating in the Super Access Product will be as provided in Section 1 of Appendix B.

(b)           The Booking Fees for all other such Bookings will be as provided in Section 2 of Appendix B.

4.2           [**].  Effective as of June 1, 2006, the [**].

4.3           [**].  Effective as of June 1, 2006, [**].

4.4           [**].  In consideration of [**], Northwest agrees that:

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(a)           If, for any calendar quarter [**].

(b)           Whenever [**].

(c)           Within thirty days after each anniversary of the Effective Date, or at any other time reasonably requested by Worldspan, [**].

4.5           [**].  Promptly after the end of the calendar quarter [**]

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[**].

(a)           If, for [**]

(b)           If, for [**]

(c)           Whenever [**]

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ARTICLE 5

GENERAL PROVISIONS

5.1           Marketing Plan.  In order to maximize Northwest’s opportunities for reducing its distribution costs under this Agreement, the Parties will use commercially reasonable efforts to jointly develop, and periodically update, a [**] that will, among other things, [**].  [**].

5.2           Merchandising Opportunities and Functional Parity.  Within ninety days after the Agreement Date and on a quarterly basis thereafter during the Term, appropriate representatives of the Parties will meet to identify any Products and Services relating to the Super Access Product that Worldspan can offer to Worldspan Agencies for the purpose of creating more revenue opportunities for Northwest, Worldspan, or the Worldspan Agency Base and any functional parities contemplated by this Agreement.  The Parties will mutually agree upon the terms and conditions relating to any such Products and Services, as well as any development or other work that may be required in connection with such Products and Services, and the Parties will take all actions necessary to implement the Products and Services as soon as commercially feasible after such agreement is reached.  However, any delay in Worldspan’s ability to implement any new Product and Service will not require Northwest to delay the implementation of that Product and Service for any Distribution Channel.

5.3           Other Business Opportunities.  At least once during each calendar quarter during the Term, appropriate representatives of Northwest and Worldspan will meet to discuss the Northwest Group’s distribution requirements and objectives and any ways in which Worldspan can assist Northwest with respect to those requirements and objectives.  If and when Northwest considers obtaining from an external service provider any of its requirements relating to distribution technology or the distribution of products or services provided by the Northwest Group, then Worldspan will be given the opportunity to submit a bid for providing those requirements and, if it chooses to bid, its bid will be fairly evaluated by Northwest.

5.4           Improper Use of Northwest Content.  In the event that either Party becomes aware that a Worldspan Agency is improperly using, or failing to use, the Northwest Content provided by Worldspan, then that Party will promptly bring such fact to the attention of the other Party, and the Parties will reasonably cooperate with each other with respect to any efforts taken with respect to such Worldspan Agency in connection with its improper use of, or failure to use, such Northwest Content.

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5.5           [**].  In no event shall [**].

5.6           [**].  Upon either Party’s reasonable request from time to time, the other Party will negotiate in good faith with the requesting Party [**].

5.7           Agency Restrictions.  Nothing in this Agreement shall be read as limiting (i) Northwest’s rights under the Airlines Reporting Corporation (ARC) agency appointment agreement with respect to the appointment or termination of any Worldspan Agency, (ii) Northwest’s ability to limit point of sale booking capabilities for any Worldspan Agency that is abusing Northwest’s inventory or services, or (iii) Northwest’s ability to charge fees to Worldspan Agencies for abusive, speculative, and/or non-productive Bookings.  [**].

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5.8           [**].  [**].

5.9           [**].  If, for any Contract Year, any [**].

5.10         [**].  Worldspan agrees that if, during the Term, [**], then Worldspan will [**].

5.11         Worldspan Travel Discount Program.  For the period commencing on July 1, 2006 and continuing until the end of the Term, Northwest will establish and maintain a travel discount program pursuant to which Worldspan employees can travel on Northwest Flights for Worldspan business purposes at rates that are competitive with the rates that Northwest extends to other companies of a comparable size or with comparable relationships with Northwest.

5.12         [**].  Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that (i) the provisions of this Agreement will not be applicable with respect to [**], (ii) any [**], and (iii) [**] will be determined in accordance with the provisions of the PCA, without taking into consideration the provisions of this Agreement.

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5.13         [**].  Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that [**].

5.14         [**].  [**].

5.15         Northwest Marketing Support Agreement.  The Parties acknowledge and agree that the provisions of this Agreement supersede and replace the provisions of Sections 2.04, 3.01A, and 3.01D of the Northwest Marketing Support Agreement, each of which Sections is hereby terminated and deleted from the Northwest Marketing Support Agreement effective as of the Effective Date.

5.16         [**].  If [**].

ARTICLE 6

TERMINATION AND DISPUTES

6.1           Termination for Cause.  If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, after receipt of a written notice specifying the default in reasonable detail, does not substantially cure the default within fifteen days (or within thirty days, if the default cannot reasonably be cured within a 15-day period and the defaulting Party is diligently pursuing a cure of the default), then the non-defaulting Party may, by giving prior written notice of termination to the defaulting Party, terminate this Agreement effective as of the termination date specified in the notice of termination.

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6.2           [**].  If, during the term of this Agreement, [**].

6.3           Termination Upon Change in Control.  If, at any time during the period commencing on the Bankruptcy Reorganization Date and continuing for a period of sixty days thereafter, there has been a change in control of Northwest so that another air carrier that is not an Affiliate of Northwest as of the Agreement Date then owns more than fifty percent (50%) of the ownership interests in Northwest or has the ability to direct the management or affairs of Northwest, then, if Northwest so requests at any time prior to the end of such 60-day period, Worldspan, Northwest and such other air carrier will negotiate in good faith to agree upon and [**].  If such negotiations have not been successfully concluded within one hundred twenty days following Northwest’s request, then Northwest may, by giving Worldspan prior written notice thereof at any time after such 120-day period and before such negotiations are successfully concluded, terminate this Agreement effective as of the termination date specified in the notice of termination.

6.4           Termination Upon Liquidation.  If, at any time during the period commencing on the Agreement Date and ending sixty days after the Bankruptcy Reorganization Date, Northwest is being liquidated pursuant to Chapter 7 or 11 of the Bankruptcy Code or similar provisions and has terminated any agreements comparable to this Agreement that it may have with Amadeus, Galileo, or Sabre, then Northwest may, by giving Worldspan prior written notice thereof at any time prior to sixty days after the Bankruptcy Reorganization Date, terminate this Agreement effective as of the termination date specified in the notice of termination.

6.5           [**].  [**].

6.6           Remedies.  If either Party breaches, or threatens to breach, any of its obligations in Article 2, Article 3, or Article 5, then the other Party may proportionately reduce or suspend

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the performance of its obligations hereunder and, in addition, may seek injunctive relief to preserve the status quo or prevent irreparable injury pending the resolution of any related Dispute in accordance with Section 6.7.

6.7           Dispute Resolution.  Any dispute, claim or controversy arising out of or relating in any way to this Agreement, or the relationship or rights and obligations of the Parties resulting from this Agreement, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, (a “Dispute”) will be resolved in accordance with the following procedures:

(a)           Upon the request of either Party, the Parties will immediately use all reasonable business efforts to resolve the Dispute at the operational level.

(b)           If the Parties have not been able to resolve the Dispute at the operational level within twenty-four hours after the request described in subsection (a), then, upon the written request of either Party, which request must identify the Dispute in reasonable detail, each Party will designate a senior executive who will negotiate in good faith with the senior executive designated by the other Party in an effort to resolve the Dispute.

(c)           If the senior executives do not resolve the Dispute within fifteen days after the request described in subsection (b), then, upon the written request of either Party, the Dispute will be settled through final, binding and confidential arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, including the Expedited Procedures associated with such Rules.  Either Party may apply for emergency interim relief, and any such application will be governed by the American Arbitration Association’s Optional Rules for Emergency Measures of Protection.  The arbitration tribunal will consist of a single arbitrator agreed upon by the Parties or, in the absence of agreement, appointed in accordance with such Rules.  The venue for the arbitration will be St. Louis, Missouri, and the award of the arbitrator will be final and binding.  Each Party waives any right to appeal the arbitration award, to the extent a right to appeal may be lawfully waived.  Each Party retains the right to seek judicial assistance (i) to compel arbitration; (ii) to obtain interim measures to preserve the status quo or prevent irreparable injury pending arbitration; and (iii) to enforce any decision of the arbitrator, including the final award.

(d)           Notwithstanding the existence of any Dispute or the fact that the dispute resolution procedures set forth in this Section have been or may be invoked, each Party will continue to perform its obligations under this Agreement, unless and until this Agreement is terminated in accordance with the provisions of this Agreement.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1           Participating Carrier Agreement.  This Agreement is intended to be an addendum to the PCA, which will continue in full force and effect during the term of this Agreement.  To the extent that there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the PCA, the terms and conditions of this Agreement will prevail.  During the term of this Agreement, Northwest will not terminate the PCA, [**]

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[**].  However, for [**].

7.2           Successors and Assigns.  This Agreement will survive any change of control of either Party and will be binding upon, inure to the benefit of, and be enforceable by and against each Party and any successor thereto.  However, neither Party may, without the prior written consent of the other, assign this Agreement or any rights or obligations hereunder to any other entity unless that other entity (i) acquires all or substantially all of the assets of the assigning Party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning Party.

7.3           Confidentiality.  Each Party agrees that all proprietary and confidential information of the other, including information relating to the negotiation and the terms and conditions of this Agreement, will be held in strict confidence and protected by the same degree of care as such Party uses to protect the confidentiality of its own information of a similar nature, but no less than a reasonable degree of care, will be used only for purposes of this Agreement, and will not be disclosed to any unauthorized third party by such Party or any of its employees or agents without the prior written consent of the other, except as may be reasonably necessary to perform its obligations under this Agreement or required by legal, accounting, or regulatory requirements.

7.4           Public Communications.  Worldspan and Northwest will jointly prepare one or more press releases regarding the provision of Northwest Content for Worldspan Agencies.  Northwest and Worldspan will issue and publicize any such release in a manner consistent with other press releases and promotional initiatives issued by Northwest and Worldspan.  In addition, Northwest will work with Worldspan in developing and implementing a communications campaign intended to communicate to Travel Agencies and similar organizations the benefits of subscribing to the Worldspan Distribution Products.  Notwithstanding the provisions of Section 7.3, each Party may make announcements intended for internal distribution within that Party’s organization and any disclosures required by legal, accounting, or regulatory requirements, and may publicly disclose the existence and general provisions, including the term, of this Agreement, including the fact that Worldspan Agencies may obtain access to the Northwest Content described in this Agreement through the Worldspan GDS.

7.5           Severability.  If any court of competent jurisdiction, arbitrator, regulatory body, or other legal authority, as the case may be, determines that any provision of this Agreement violates any applicable statute, law, rule, or regulation, whether now in existence or enacted or adopted at a later date, or is otherwise unlawful, invalid or unenforceable for any reason, the Parties will modify such provision to the extent necessary to render the provision enforceable, and such provision as so modified will be enforced.  Any such findings of invalidity or

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unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.

7.6           Waiver.  No waiver of any breach of this Agreement by either Party will constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing.

7.7           Force Majeure.  Neither Party will be deemed in default of this Agreement as a result of any failure to perform its obligations that is caused by an act of God or governmental authority, a strike or labor dispute, fire, war, failure of the other Party or third party suppliers, or for any other cause beyond the reasonable control of that Party.

7.8.          No Agency.  Nothing in this Agreement is intended to or will be construed to create or establish an agency, partnership, or joint venture relationship between the Parties.

7.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

7.10         Governing Law.  This Agreement will be governed by, construed and enforced according to the laws of the State of New York, without regard to its principles of conflicts of laws.

7.11         Construction.  The captions used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  As used in this Agreement, the words “hereof” and “hereunder” and other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.  The use in this Agreement of pronouns of the masculine, feminine, or neuter gender will be deemed to include the other genders, as the context may require.  Any reference in this Agreement to an Article, Section, or Appendix will be considered a reference to that Article or Section of, or that Appendix to, this Agreement, unless the context indicates otherwise.  As used in this Agreement, the word “including” and its derivatives (such as “include” and “includes”) will be interpreted as if it were followed by the phrase “without limitation” unless the context indicates otherwise.

7.12         Bankruptcy.  The Parties acknowledge that Northwest filed for bankruptcy protection pursuant to Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on September 14, 2005, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). [**]

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[**].  Northwest agrees that it will promptly file and diligently prosecute in the Bankruptcy Court all appropriate motions, and take all appropriate actions, to obtain the Bankruptcy Approval Order as soon as feasible after the Agreement Date.  Worldspan agrees that it will fully cooperate with Northwest in the preparation and filing of any such motions.

7.13         Entire Agreement.  This Agreement, including the Appendices attached hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the Prior Content Agreement, the letters dated September 27, 2001, January 14, 2004, and July 1, 2004, and any other billing adjustments or credits previously agreed to by the Parties that are not reflected in this Agreement, each of which will be terminated effective as of the Effective Date.  Notwithstanding the foregoing, the Parties acknowledge and agree that neither the PCA nor the letter dated February 8, 2005 is superseded by this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Agreement Date.

Northwest Airlines, Inc.		Worldspan, L.P.

By:	/s/ J. Timothy Griffin	By:	/s/ Jeffrey C. Smith

Title:	EVP Marketing and Distribution	Title:	General Counsel, Secretary and Senior
Vice President—Human Resources

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APPENDIX A

Definitions

[**]

“Affiliate” means, with respect to an entity, any other entity that owns or controls that entity, is owned or controlled by that entity, or is under common ownership or control with that entity, where “ownership” means owning fifty percent or more of the controlling interest in an entity, and “control” means the ability to direct the management or affairs of an entity.

“Agreement Date” has the meaning specified in the first paragraph of this Agreement.

“Annual Marketing Plan” has the meaning specified in Section 5.1.

[**]

“Bankruptcy Approval Order” has the meaning specified in Section 7.12.

“Bankruptcy Code” has the meaning specified in Section 7.12.

“Bankruptcy Court” has the meaning specified in Section 7.12.

“Bankruptcy Reorganization Date” means the date upon which a plan of reorganization filed in Northwest’s bankruptcy case and confirmed by the Bankruptcy Court pursuant to the Bankruptcy Code becomes effective pursuant to the terms of that plan of reorganization.

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1

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“Booking” means an airline passenger segment created by (or secured to) a Worldspan Agency in the itinerary portion of a passenger name record (PNR) for transportation on a Northwest Flight, including those types of segments treated as Bookings as of the Agreement Date, provided that a Booking is net of Cancellations for Non-Ticket to Confirm Bookings.  For example, one passenger on a direct flight will constitute one Booking, one passenger on a two-segment trip with connecting flights will constitute two Bookings, and multiple passengers within the same PNR segment will constitute multiple Bookings.  For the avoidance of doubt, “Booking” [**].

“Booking Fee” means, with respect to a Booking, the fee that Worldspan charges Northwest on a per-segment basis for that Booking.

[**]

“Cancellation” means a Booking generated in the Territory that is canceled by the applicable Worldspan Agency through the Worldspan GDS prior to the date of departure for that Booking.

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“Contract Year” means a twelve-month period commencing on the Effective Date or any anniversary thereof during the Term.

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“Corporate Travel Product” means, for any Major Worldspan Agency, a corporate travel booking product that is offered to corporations by that Major Worldspan Agency pursuant to a separate Airlines Reporting Corporation (ARC) account number.

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“Direct Connect” means, with respect to any air carrier, a direct connection to the air carrier’s internal reservations system or any other means that allows a Travel Agency, corporation, or other organization to reserve, purchase, or ticket travel on the air carrier’s flights without generating a booking through a GDS.

“Dispute” has the meaning specified in Section 6.7.

“Distribution Channel” means any Internal Distribution Channel or External Distribution Channel.

“ECI” means the Employment Cost Index for Total Compensation for Civilian Workers (seasonally adjusted), as published by the Bureau of Labor Statistics of the U.S. Department of Labor from time to time or, if that index is discontinued, a mutually agreed equivalent index.

“Effective Date” has the meaning specified in Section 1.1.

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“External Distribution Channel” means any channel for the distribution of Northwest Content that is not an Internal Distribution Channel and the operator of any such channel, including (i) any GDS or LTD in which Northwest is a participant, and (ii) any Direct Connect arrangement that Northwest may have.  For the avoidance of doubt, “External Distribution Channel” does not include Travel Agencies.

[**]

“Full Content” has the meaning specified in Section 2.1(b).

“GDS” means a global distribution system [**] that provides information about the schedules, fares, or availability of the products and services of travel suppliers or enables the making of reservations or the issuance of tickets for such products and services.

“GDS Fare” means, with respect to any air carrier, any fare, together with associated inventory, distributed by or on behalf of that air carrier through any GDS, but excluding its Private Fares, Promotional Fares, Opaque Fares, and Excluded Fares.

“General Access Product” has the meaning specified in Section 3.1.

“General Content” has the meaning specified in Section 2.1(a).

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“Inducement” means an amount paid or credited to a Travel Agency, corporation, or other organization by an External Distribution Channel for bookings generated through that External Distribution Channel.

“Internal Distribution Channel” means any channel for the distribution of Northwest Content that is owned, operated, or controlled by Northwest or any of its Affiliates, including (i) Northwest’s reservations or sales personnel, (ii) the internal reservations system used by Northwest, and (iii) any publicly accessible Internet web site owned, operated, or controlled by Northwest or any of its Affiliates.

“Internet Channel” means any Internet web site that sells the products or services of travel suppliers to consumers.

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“Northwest” has the meaning specified in the first paragraph of this Agreement.

“Northwest Content” means any information, including information concerning schedules, fares, rules, and availability, that is used or useful in connection with making reservations for, or purchasing, any products or services provided by the Northwest Group, for Northwest Flights.  For the avoidance of doubt, Northwest Content excludes any products or services for MLT Inc.

“Northwest Flight” means any flight that is marketed or operated by, and using the air carrier designator code of, Northwest or any of its Affiliates.

“Northwest Group” means Northwest and its Affiliates.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

“Northwest Marketing Support Agreement” means the Northwest Marketing Support Agreement, entered into as of June 30, 2003, by and between Northwest and Worldspan, as it may be amended or supplemented from time to time.

“Online Travel Agency” or “OTA” means any Travel Agency (or group of Affiliated Travel Agencies that are marketed under the same brand name) whose primary business is operating one or more publicly accessible Internet Channels.

“Online Worldspan Agency” means any Worldspan Agency that is an Online Travel Agency.

“Opaque Fare” means, with respect to any air carrier, a fare, together with associated inventory, that is offered for sale by or on behalf of that air carrier in such a way that, until after an irrevocable commitment to purchase the particular air services has been made, there is no disclosure of (a) the air carrier identity, and (b) at least one of the following: (i) the exact time of departure, or (ii) the exact time of arrival.

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“Party” means each of Northwest and Worldspan.

“PCA” has the meaning specified in the recitals of this Agreement.

“PCA Cure Amount” has the meaning specified in Section 7.12.

“Prior Content Agreement” means the letter agreement regarding Fare Content, dated September 10, 2003, between Worldspan and Northwest, as amended by the First Amendment to Letter Agreement and the Second Amendment to Letter Agreement, each dated as of May 1, 2004, by and between Worldspan and Northwest.

“Private Fare” means, with respect to any air carrier, a fare, together with associated inventory, specially negotiated between that air carrier and a limited group of travelers (or an organization or travel agency acting on behalf of such limited group), where (a) the air carrier limits sales of the fare to the limited group, and (b) there is a good faith effort to restrict access to the fare to the limited group (including, but not limited to, through passwords, code words, or separate URLs for booking).  For the avoidance of doubt, Private Fares include corporate fares, group and meeting fares, tour/wholesaler/consolidator fares, military fares, government fares, charitable institution fares, negotiated corporate/agency/small business fares, net fares, and charter fares.

“Products and Services” has the meaning specified in Section 2.1(c)(2).

“Promotional Fare” means, with respect to any air carrier, an unpublished fare, together with associated inventory, that is limited to a promotional event, period, or geography and that the air carrier (or an entity acting on its behalf) communicates as being so limited.

“Publicly Available Fare” means, with respect to any air carrier, a fare, together with associated inventory, offered for sale by or on behalf of that air carrier to the general public in the Territory, including the air carrier’s Web Fares and GDS Fares, but excluding its Private Fares, Promotional Fares, Opaque Fares, and Excluded Fares.

“Super Access Product” has the meaning specified in Section 3.4.

“Subscription Access Product” has the meaning specified in Section 3.3.

“Super Content” has the meaning specified in Section 2.1(c).

“Super Content Booking” means a Booking generated in the Territory by a Worldspan Agency that is then a participant in the Super Access Product, [**].

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“Term” has the meaning specified in Section 1.1.

“Territory” means the fifty United States and the District of Columbia.

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“Traditional Travel Agency” means any Travel Agency other than an Online Travel Agency.

“Traditional Worldspan Agency” means any Worldspan Agency that is a Traditional Travel Agency.  For the avoidance of doubt, Traditional Worldspan Agencies include corporations and other organizations using Trip Manager or any successor or comparable product offered by Worldspan.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

“Travel Agency” means an individual or entity that books, sells, or fulfills the products or services of travel suppliers through the use of a GDS.

“Trip Manager” means Worldspan’s Internet-based corporate travel booking tool, as it may be modified by Worldspan from time to time, that allows a company’s authorized users to create, modify, and view airline and other travel reservations made through the Worldspan GDS.

“TSA Booking” means any booking for transportation on a Northwest Flight with respect to which, as of the Agreement Date, Northwest is not required to pay a booking fee to any GDS provider, such as those bookings generated by Hotwire for Opaque Fares.

“Web Fare” means, with respect to any air carrier, any type of fare, together with associated inventory, that is made generally available to the public by that air carrier through one or more Internet Channels.  However, an air carrier’s Web Fares do not include its Private Fares, Promotional Fares, Opaque Fares, or Excluded Fares.

“Worldspan” has the meaning specified in the first paragraph of this Agreement.

“Worldspan Agency” means, as of any time, a Travel Agency, corporation, government agency, or other organization that at that time has contracted with Worldspan to use the Worldspan GDS to shop for, price, book, sell, or fulfill the products or services of travel suppliers or to enable end users to shop for, reserve, book, and pay for the products and services of travel suppliers.  For the avoidance of doubt, “Worldspan Agency” includes both Traditional Worldspan Agencies and Online Worldspan Agencies and excludes an airline using Worldspan as its internal reservation system.

“Worldspan Agency Base” has the meaning specified in the recitals of this Agreement.

“Worldspan Distribution Product” means each of the General Access Product, the Subscription Access Product, and the Super Access Product.

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“Worldspan GDS” means the GDS operated by Worldspan, including Trip Manager.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

APPENDIX B

Financial Provisions

1.             [**] Product Booking Fees.

(a)           [**] Worldspan Agencies.  Except for any [**] Bookings for which the Booking Fees are determined pursuant to the provisions of Section 1(c) of this Appendix B, the Booking Fees payable to Worldspan by Northwest for [**] Bookings generated by [**] Worldspan Agencies during the Term will be [**]

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(b)           [**] Worldspan Agencies.  Except for any [**] Bookings for which the Booking Fees are determined pursuant to the provisions of Section 1(c) of this Appendix B, the Booking Fee payable to Worldspan by Northwest for each [**] Booking generated by [**]Agency during any Contract Year will be the applicable Booking Fee set forth in the following table, which is based upon the[**] for that [**], as set forth in the following table:

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(c)           [**] Bookings.  Notwithstanding the provisions of Sections 1(a) and 1(b) of this Appendix B, if, prior to any Contract Year, Northwest has provided Worldspan with a [**], [**] then the Booking Fees payable to Worldspan by Northwest for [**] for any [**] will be [**]

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2.             [**] and [**] Booking Fees.  The Booking Fees payable to Worldspan by Northwest for [**] Bookings generated during the Term will be [**]

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4.             Cancellation Fee.  [**].

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7.             Invoice Reconciliation.  If, despite Worldspan’s good faith efforts to accurately prepare each monthly invoice, it is subsequently determined that the actual amount payable by Northwest for any month differs from the amount previously invoiced by Worldspan for that month, then the applicable Party will promptly make any additional payments, or issue any refunds or credits, that may be necessary to reconcile the amount previously invoiced for that month with the actual amount payable for that month.

8.             Time of Payment.  Any amounts to which either Party is entitled pursuant to this Appendix B will be payable in accordance with the payment procedures that the Parties use for amounts payable under the PCA.[**]

9.             Annual [**].  [**].

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APPENDIX C

Booking Fees [**]

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ATTACHMENT I TO APPENDIX C

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